FORM 13F SUMMARY PAGE
AS OF DATE: 09/30/01
RUN DATE: 11/15/01  1:48 P.M.


REPORT SUMMARY:

NUMBER OF OTHER INCLUDED MANAGERS:        0

FORM 13F INFORMATION TABLE ENTRY TOTAL:   97

FORM 13F INFORMATION TABLE VALUE TOTAL:   $245,414,000